UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 28, 2007

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the consummation of the sale of its two-unit Point Beach Nuclear Power Plant located near Two Rivers, Wisconsin (the "Plant") discussed below, Wisconsin Electric Power Company ("WEPCO"), a wholly owned subsidiary of Wisconsin Energy Corporation, entered into a letter agreement with FPL Energy Point Beach, LLC ("FPLE-PB"), an indirect wholly owned subsidiary of FPL Group, Inc., and FPL Group Capital, Inc., dated September 28, 2007 (the "Letter Agreement"). The Letter Agreement was entered into pursuant to the order issued by the Public Service Commission of Wisconsin (the "PSCW") approving the sale of the Plant. The Letter Agreement amends the Asset Sale Agreement entered into between the parties as of December 19, 2006 (the "ASA") to incorporate certain sale conditions with respect to which the parties agree they will not challenge or object to the jurisdiction of the PSCW to impose or enforce. The Letter Agreement is attached hereto as Exhibit 2.3.

ITEM 8.01 OTHER EVENTS.

Effective September 28, 2007, WEPCO completed the sale of the Plant to FPLE-PB pursuant to the terms of the ASA, as amended, for approximately $924 million. In addition, FPLE-PB assumed certain liabilities related to the Plant. WEPCO is also transferring approximately $390 million of decommissioning funds to FPLE-PB and is retaining approximately $483 million of such funds after payment of applicable taxes of the decommissioning trusts. After subtracting the book value of the Plant and transaction costs, WEPCO intends to use the net proceeds from the sale to benefit customers. The amount of consideration received in the transaction was the result of arms length negotiations between WEPCO and FPLE-PB.

The net proceeds received by WEPCO from the sale of the Plant, and therefore available for the benefit of its customers, is expected to be more than the amount WEPCO originally projected in January 2007.

In addition, pursuant to the PSCW order, the "Life-of-License" Power Purchase Agreement between WEPCO and FPLE-PB, dated as of December 19, 2006, became effective upon closing. Therefore, the term of the Power Purchase Agreement under which WEPCO will purchase 100% of the existing capacity and energy of the Plant is an estimated 23 years for Unit 1 and 26 years for Unit 2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.
2	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

2.1

Asset Sale Agreement by and among Wisconsin Electric Power Company, FPL Energy Point Beach, LLC, as Buyer, and FPL Group Capital, Inc., as Buyer's Parent, dated December 19, 2006. (Exhibit 2.1 to Wisconsin Energy Corporation's 12/31/06 Form 10-K.)

2.2

Letter Agreement between Wisconsin Electric Power Company and FPL Energy Point Beach, LLC, dated May 24, 2007, which amended the Asset Sale Agreement. (Exhibit 2.1 to Wisconsin Energy Corporation's 06/30/07 Form 10-Q.)

2.3	Letter Agreement between Wisconsin Electric Power Company, FPL Energy Point Beach, LLC and FPL Group Capital, Inc., dated September 28, 2007, which amends the Asset Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: October 1, 2007	Stephen P. Dickson -- Vice President and Controller